As filed with the Securities and Exchange Commission on August 22, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PAR TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	16-1434688
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike
New Hartford, NY	13413-4991
(Address of Principal Executive Offices)	(Zip Code)

___________________________________
AMENDED AND RESTATED PAR TECHNOLOGY CORPORATION 2015 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

Cathy A. King
Chief Legal Officer and Corporate Secretary
PAR Technology Corporation
8383 Seneca Turnpike
New Hartford, NY 13413-4991
(Name and Address of Agent For Service)

(315) 738-0600
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☑	Accelerated Filer ☐
Non-Accelerated Filer ☐	Smaller Reporting Company ☐
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

PAR Technology Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 under the Securities Act to register an additional 1,900,000 shares of its common stock, par value $.02 per share (the “Common Stock”), issuable pursuant to the terms of the Amended and Restated PAR Technology Corporation 2015 Equity Incentive Plan (the “Plan”). At the recommendation of the Registrant’s Board of Directors, the Registrant’s stockholders approved the Plan at the annual meeting of stockholders on June 3, 2024, increasing the number of shares available for issuance under the Plan by 1,900,000 shares of Common Stock. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statements on Form S-8 filed by the Registrant with respect to the Plan on November 16, 2015 (No. 333-208063), July 9, 2019 (No. 333-232589), June 17, 2020 (No. 333-239230) and July 13, 2022 (No. 333-266121), together will all exhibits filed therewith or incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents of the Registrant, filed with the Commission, are incorporated herein by reference:

(a)    The Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2023, as filed with the Commission on February 27, 2024;

(b)    The portions of our Definitive Proxy Statement for the 2024 Annual Meeting of Stockholders, as filed with the Commission on April 23, 2024, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

(c)    The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024, as filed with the Commission on May 9, 2024 and August 8, 2024, respectively;

(d)    The Registrant’s Current Reports on Form 8-K or Form 8-K/A as filed with the Commission on January 4, 2024, February 14, 2024, March 1, 2024, March 11, 2024, March 28, 2024, June 6, 2024, June 10, 2024, July 11, 2024 and July 19, 2024; and

(e)    The Description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-B as filed with the Commission on August 23, 1993, and as updated by Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 27, 2024 and including any amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of Common Stock being registered hereby has been passed upon by Cathy A. King, Chief Legal Officer and Corporate Secretary of the Registrant. Ms. King is an employee and officer of the Registrant and owns, or has the right to acquire, a number of shares of Common Stock that represents less than 1% of the total outstanding shares of Common Stock.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Restated Certificate of Incorporation, dated June 4, 2024 of PAR Technology Corporation (filed as Exhibit 3.2 to Form 8-K on June 6, 2024).
4.2	Bylaws, as amended and restated on February 8, 2024 (filed as Exhibit 3.1 to Form 8-K filed February 14, 2024 of PAR Technology Corporation and incorporated herein by reference).
4.3
Specimen Certificate for shares of Common Stock (filed as Exhibit 4 to Registration Statement on Form S-2 on May 20, 1996 (Registration No. 333-04077) of PAR Technology Corporation and incorporated herein by reference.

5.1	Opinion of Counsel*
23.1	Consent of Counsel (included in the opinion filed as Exhibit 5.1)*
23.2	Consent of Deloitte & Touche, LLP*
24.1	Power of Attorney (included on signature page)*
99.1
Amended and Restated PAR Technology Corporation 2015 Equity Incentive Plan, as amended on June 3, 2024 (filed as Exhibit 10.1 to Form 10-Q filed August 8, 2024 of PAR Technology Corporation and incorporated herein by reference)

107	Filing Fee Table*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of New Hartford, State of New York, on this 22nd day of August, 2024.

PAR TECHNOLOGY CORPORATION
/s/ Bryan A. Menar
Bryan A. Menar
Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Savneet Singh and Bryan A. Menar, and each or any one of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Savneet Singh	Director, Chief Executive Officer and President (Principal Executive Officer)	August 22, 2024
Savneet Singh

/s/ Bryan A. Menar	Chief Financial Officer (Principal Financial Officer)	August 22, 2024
Bryan A. Menar

/s/ Linda M. Crawford	Director	August 22, 2024
Linda M. Crawford

/s/ Keith E. Pascal	Director	August 22, 2024
Keith E. Pascal

/s/ Douglas G. Rauch	Director	August 22, 2024
Douglas G. Rauch

/s/ Cynthia A. Russo	Director	August 22, 2024
Cynthia A. Russo

/s/ Narinder Singh	Director	August 22, 2024
Narinder Singh

/s/ James C. Stoffel	Director	August 22, 2024
James C. Stoffel
5